SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 13, 2002

KB HOME

(Exact Name of Registrant as Specified in Charter)

Delaware	1-9195	95-3666267
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10990 Wilshire Boulevard, Los Angeles, California 90024
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code:
(310) 231-4000

N/A
(Former Name or Former Address, if Changed since Last Report)

ITEM 9. REGULATION FD DISCLOSURE

The Company participates in various charitable down-payment assistance programs making homeownership possible for individuals and families that otherwise would not have sufficient funds to make the down-payment required to purchase a home. The Company believes that these programs provide a valuable service by improving the prospects of homeownership for under-served portions of the population. Through these programs, a non-profit organization gives the home buyer the money necessary to make the down payment for the purchase of a home, and then the Company makes a donation to the non-profit for the amount of the down payment given to the home buyer. The Company participates only in down-payment assistance programs that are in compliance with U.S. Department of Housing and Urban Development regulations.

The Company estimates that approximately 13% of its homebuyers purchased a KB home through down-payment assistance programs in fiscal 2002. The primary markets in which the Company participates in down-payment assistance programs are Colorado, Arizona and Texas.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KB HOME

Date: December 13, 2002	By:	/s/ Kimberly N. King
Kimberly N. King
Vice President, Corporate Legal Affairs
and Corporate Secretary

End of Filing